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                                                                    Exhibit 99.1

VerticalNet Completes Acquisition Of Tradeum; Tradeum Platform Expands B2B Exchange Technology Capabilities

HORSHAM, Pa.--(BUSINESS WIRE)--March 27, 2000--VerticalNet, Inc. (NASDAQ: VERT), the Internet's leading portfolio of vertical trading communities, announced today that it has completed its previously announced acquisition of Tradeum, Inc., a San Francisco-based Internet B2B commerce technology company. The acquisition will help VerticalNet accelerate the delivery of its advanced technology platform including exchange capabilities, to its existing portfolio and growing network of US and International joint ventures. The Company also plans to leverage Tradeum's capabilities to deliver Internet solutions to Global 2000 companies and Net Market Makers.


The merger was structured as a stock-for-stock exchange and will be accounted for as a purchase transaction. VerticalNet issued shares of its common stock in exchange for outstanding Tradeum shares and will issue VerticalNet shares upon the exercise of outstanding Tradeum options, in an aggregate amount equal to 2,000,000 VerticalNet shares (before giving effect to VerticalNet's 2-for-1 stock split, which becomes payable on March 31, 2000). Tradeum will operate as a wholly owned subsidiary based in San Francisco.


"With Tradeum, we acquire a technically advanced platform that enhances our existing offerings while allowing us to establish new customers and partnerships among the Global 2000 by offering Tradeum's technology," said Mark Walsh, President and CEO of VerticalNet.


About Tradeum


As a leading innovator in building digital marketplaces, Tradeum provides flexible and scalable B2B commerce platforms supporting on-line catalogs, auctions, and exchanges. Tradeum's Transaction Discovery(TM) model enables customers to more quickly and easily discover and complete their optimal transactions. For Global 2000 companies and Net Market Makers, Tradeum's XML-based solution, industry templates and hosting capabilities enable faster more reliable time to market with higher transaction volumes. Based in San Francisco, California, Tradeum can be reached at www.tradeum.com or 1.415.995.2080.


About VerticalNet, Inc.


VerticalNet, Inc. (www.verticalnet.com), owns and operates 55 industry-specific Web sites designed as online business-to-business communities, known as vertical trade communities. These vertical trade communities provide users with comprehensive sources of information, interaction and e-commerce. They are grouped into the following industry sectors: ADVANCED TECHNOLOGIES, COMMUNICATIONS, ENVIRONMENTAL, FOOD AND PACKAGING, FOODSERVICE AND HOSPITALITY, HEALTHCARE/SCIENCE, MANUFACTURING AND METALS, PROCESS, PUBLIC SECTOR, SERVICE, TEXTILES AND APPAREL.


Additionally, VerticalNet provides auctions, catalogs, bookstores, career services and other e-commerce capabilities horizontally across its communities with sites like Industry Deals.com, IT CareerHub.com, LabX.com, Professional Store.com. VerticalNet's NECX Exchange provides an exchange for the electronic components industry.


This announcement contains forward-looking statements that involve risks and uncertainties, including statements relating to (i) the belief that the acquisition will allow VerticalNet to, accelerate the delivery of its advanced technology platform, including its exchange capabilities, (ii) VerticalNet's plan to leverage Tradeum's capabilities to deliver Internet solutions, as well as (iii) statements that are preceded by, followed by or include the words "believes," "plans," "intends," "expects," "anticipates," or similar expressions. For such statements, VerticalNet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results
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may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include the difficulty of assimilating and integrating Tradeum's technology, operations and workforce; market demand for Tradeum's products and services as well as Tradeum's ability to develop new products and services on a timely basis; the increasingly competitive and constantly changing environment for the products and services offered by VerticalNet and Tradeum; rapid technological and market changes; the ability to recruit and retain personnel, particularly technology specialists; potential intellectual property and licensing issues; the development and sale of superior products or services by competitors; as well as those factors set forth in the Company's Annual Report on Form 10-K for the period ended December 31, 1998 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, both of which have been filed with the SEC.


VerticalNet is the registered trademark of VerticalNet, Inc. All other names are trademarks and/or registered trademarks of their respective owners.


CONTACT: Media Contact:
PepperCom for VerticalNet, Inc.
Peter Harris, 212/931-6112
pharris@peppercom.com
or
Porter Novelli Convergence Group for Tradeum, Inc.
Darleen DeRosa, 415/975-2239
darleen.derosa@pnicg.com
or
Corporate Contact:
VerticalNet, Inc.
Muriel Lange, Director Investor Relations, 215/315-3367 mlange@verticalnet.com or
Tradeum, Inc.
Lynn Wallace, VP Marketing, 415/995-2092 lynn@tradeum.com